Exhibit 99.1

BLUE COAT ANNOUNCES PRELIMINARY NET REVENUE RESULTS ABOVE PREVIOUS GUIDANCE
                      FOR THIRD QUARTER FISCAL YEAR 2007

    SUNNYVALE, Calif., Feb. 8 /PRNewswire-FirstCall/ -- Blue Coat(R) Systems, Inc. (Nasdaq: BCSI), the leader in secure content and application delivery, today announced preliminary net revenue results for its third fiscal quarter of 2007 ended January 31, 2007.

    Based on preliminary financial data, Blue Coat expects total net revenue for the third fiscal quarter ended January 31, 2007 to be between $45.5 million and $47.5 million. On November 20, 2006, Blue Coat provided net revenue guidance of $40.0 to $45.0 million for the third fiscal quarter ending January 31, 2007. Third quarter net revenue results are preliminary and thus are subject to Blue Coat's management and independent registered public accounting firm completing their quarterly review procedures.

    Status of Nasdaq Listing

    As Blue Coat reported on January 29, 2007, on January 26, 2007, the Nasdaq Listing and Hearing Review Council called for review the earlier decision of the Nasdaq Listing Qualifications Panel requiring us to file all required restatements and delinquent periodic reports by January 29, 2007, and stayed any suspension of trading of our securities pending further action by the Listing Council. Blue Coat has the ability to submit additional information to the Listing Council by March 30, 2007. The Listing Council will then review the Panel's decision on the written record.

    Third Quarter Fiscal Year 2007 Conference Call & Webcast

    Blue Coat is planning to host a conference call on Thursday, March 8, 2007 at 3:00 p.m. Pacific Time (6:00 p.m. Eastern Time) to discuss its net revenue for the third fiscal quarter ended January 31, 2007.

    Participants should call (612) 332-1210 with the passcode: 862943. A replay of the call will be available starting March 8, 2007 at 6:30 p.m. Pacific Time (9:30 p.m. Eastern Time), and can be accessed by calling (320) 365-3844 with the passcode: 862943. An audio Webcast of the call will also be available at http://www.bluecoat.com/aboutus/investor_relations.

    About Blue Coat Systems

    Blue Coat secures Web communications and accelerates business applications across the distributed enterprise. Blue Coat's family of appliances and client-based solutions -- deployed in branch offices, Internet gateways, end points, and data centers -- provide intelligent points of policy-based control enabling IT organizations to optimize security and accelerate performance between users and applications. Blue Coat has installed more than 30,000 appliances worldwide and is ranked #1 by IDC in the Secure Content and Application Delivery market. Blue Coat is headquartered in Sunnyvale, California and can be reached at (408) 220-2200 or www.bluecoat.com.

    FORWARD LOOKING STATEMENTS: The statements contained in this press release that are not purely historical are forward-looking statements, including statements regarding Blue Coat Systems' expectations, beliefs, intentions or strategies regarding the future, and including statements regarding Blue Coat Systems' revenue for the third fiscal quarter of 2006.
All forward-looking statements included in this press release are based upon information available to Blue Coat Systems as of the date hereof, and Blue Coat Systems assumes no obligation to update any such forward-looking statements. These forward-looking statements may differ materially from actual future events or results due to several risks and uncertainties, including the completion of quarterly review procedures by management and Blue Coat's independent registered public accounting firm. Other risks relating to Blue Coat Systems' business are set forth in Blue Coat Systems' most recently filed Form 10-K for the fiscal year ended April 30, 2005 and 10-Q for the fiscal quarter ended January 31, 2006, and other reports filed from time to time with the Securities and Exchange Commission.

    NOTE: All trademarks, trade names or service marks used or mentioned herein belong to their respective owners.

SOURCE  Blue Coat Systems, Inc.
    -0-                             02/08/2007
    /CONTACT: investors, Carla Chun, +1-408-220-2318, or carla.chun@bluecoat.com, or media, Steve Schick, +1-408-220-2076, or steve.schick@bluecoat.com, both of Blue Coat Systems/
    /Web site:  http://www.bluecoat.com/
    (BCSI)